CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees
Domini Institutional Social Equity Fund and
Domini Social Index Portfolio:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the caption "INDEPENDENT AUDITORS" in the statement of additional information included herein.





                                                   KPMG Peat Marwick LLP


Boston, Massachusetts
October 18, 1996